 SHANGHAI ZHONGHUI FINANCIAL INFORMATION SERVICE COMPANY LIMITED

FINANCIAL STATEMENTS

For The Period From May 26, 2014 (Date Of Incorporation) To December 31, 2014

SHANGHAI ZHONGHUI FINANCIAL INFORMATION SERVICE COMPANY LIMITED

INDEX TO AUDITED FINANCIAL STATEMENTS

For The Period From May 26, 2014 (Date Of Incorporation) To December 31, 2014

CONTENTS

Report of Independent Registered Public Accounting Firm	F-2

Audited Financial Statements

Audited Balance Sheets	F-3

Audited Statements of Loss and Comprehensive Loss	F-4

Audited Statements of Shareholders’ Deficit	F-5

Audited Statements of Cash Flows	F-6

Notes to Audited Financial Statements	F-7 to F-16

F-1

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Shanghai Zhonghui Financial Information Service Company Limited

We have audited the accompanying balance sheets of Shanghai Zhonghui Financial Information Service Company Limited (the “Company”) as of December 31, 2014, and the related statements of loss and comprehensive loss, changes in shareholders’ deficit and cash flows for the period from May 26, 2014 (date on incorporation) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanghai Zhonghui Financial Information Service Company Limited as of December 31, 2014, and the results of its operations and its cash flows for the period from May 26, 2014 (date on incorporation) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ Dominic K.F. Chan & Co.

Dominic K.F. Chan & Co

Certified Public Accountants

Hong Kong, April 1, 2016

F-2

SHANGHAI ZHONGHUI FINANCIAL INFORMATION SERVICE COMPANY LIMITED
AUDITED BALANCE SHEETS
(Stated in US Dollars)
December 31, 2014
ASSETS

Cash and cash equivalents	$213,524
Other receivables	42
Loan receivable, net of allowance for loan losses $369,671 for December 31, 2014	6,333,876
Amount due from a related company	116,030
Total current assets	6,663,472

Property and equipment at cost, net of accumulated depreciation	18,109
Deferred tax assets	140,364
Total non-current assets	158,473

Total assets	$6,821,945

LIABILITIES AND SHAREHOLDERS' DEFICIT

Loans from individuals	$5,724,048
Other payable	3,194
Accrued interest payable	20,938
Accrued expense	41,461
Deferred revenue	1,433,272
Tax payable	27,071
Total current liabilities and total liabilities	$7,249,984

SHAREHOLDERS' DEFICIT:
Paid in capital	$—
Accumulated loss	(427,655)
Accumulated other comprehensive loss	(384)
Total shareholders’ deficit	(428,039)

Total liabilities and shareholders’ deficit	$6,821,945

See notes to the financial statements

F-3

SHANGHAI ZHONGHUI FINANCIAL INFORMATION SERVICE COMPANY LIMITED
AUDITED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(Stated in US Dollars)
Period from May 26, 2014 (Date of incorporation) to December 31, 2014
REVENUE
Servicing fees on loans	175,005
Interest income	168,181
Total revenue	343,186
OPERATING EXPENSE
General and administrative expenses	(221,333)
Interest expenses	(89,217)
Selling expenses	(201,424)
Financial cost	(2,503)
Business taxes	(19,993)
Total operating expenses	(534,470)
LOSS FROM OPERATIONS	(191,284)
Provision for loan losses	(369,671)
LOSS BEFORE INCOME TAX	(560,955)

Income tax expense	133,300

NET LOSS	(427,655)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(384)

COMPREHENSIVE LOSS	(428,039)

See notes to the financial statements

F-4

SHANGHAI ZHONGHUI FINANCIAL INFORMATION SERVICE CO., LTD
AUDITED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
(Stated in US Dollars)

	Paid in capital	Accumulated loss	Accumulated other comprehensive loss	Total

Balance as of May 26, 2014 (Date of incorporation)	$—	—	$—	$—

Net loss for the period	—	(427,655)	—	(427,655)

Foreign currency translation adjustments	—	—	(384)	(384)

Balance as of December 31, 2014	$—	(427,655)	$(384)	$v (428,039)

 See notes to the financial statements

F-5

SHANGHAI ZHONGHUI FINANCIAL INFORMATION SERVICE CO., LTD
AUDITED STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

Period from May 26, 2014 (Date of incorporation) to December 31, 2014
Cash flows from operating activities:
Net loss	$(427,655)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for loan losses	369,671
Depreciation	592
Deferred tax benefit	(140,364)
Changes in operating assets and liabilities:
Other receivable	(42)
Other payable	3,194
Accrued expenses	41,461
Deferred revenue	1,433,272
Tax payable	27,071
Net cash provided by operating activities	1,307,200

Cash flows from investing activities:
Loan to receivable	(6,703,547)
Acquisitions of property and equipment	(18,701)
Net cash used in investing activities	(6,722,248)

Cash flows from financing activities:
Due to related company	(116,030)
Loan from individuals	5,724,048
Accrued interest payable	20,938
Net cash provided by financing activities	5,628,956

Effect of exchange rate changes on cash and cash equivalents	(384)

Net increase in cash and cash equivalents	213,524

Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$213,524

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—
Cash paid for interest expenses	$89,217

See notes to the financial statements

F-6

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Shanghai Zhonghui Financial Service Information Co., Ltd ("Zhonghui" or the “Company”) was incorporated on May 26, 2014 (date of incorporation) under the laws of the People’s Republic of China (“PRC” or “China”).

The Company offers financing and investment opportunities for small to medium sized business and investors, including outsource of financial information technologies, investment management, investment consulting, as well as other related asset management services in China.

On May 26, 2014, the initial registered capital of the Company was $ 4.881 million (RMB 30 million), among which $ 1.611 million or 33% (RMB 9.9 million) was acquired by Li Hanzhen, $ 1.513 million or 31% (RMB 9.3 million) was acquired by He Yongming, $ 0.732 million or 15% (RMB 4.5 million) was acquired by Tian Lifang, $ 0.732 million or 15% (RMB 4.5 million) was acquired by Lu Lulu and $ 0.293 or 6% million (RMB 1.8 million) was acquired by Gao Chuanzhong.

On December 8, 2014, the Company increased their registered capital to $ 9.925 million (RMB 61 million). $ 5.044 million (RMB 31 million) was acquired by America Arki Network Service Beijing Company Limited (“America Arki”). After that, America Arki acquired the equity interest at 51%, Li Hanzhen’s acquired equity interest was diluted form 33% to 17%, He Yongming’s acquired equity interest was diluted from 31% to 15%, Tian Lifang’s acquired equity interest was diluted from 15% to 7%, Lu Lulu’s acquired equity interest was diluted from 15% to 7% and Gao Chuanzhong’s acquired equity interest was diluted from 6% to 3%.

The Company’s registered business address is situated at Suite 306, Building 2, No 2, Alley 777, Guangxi Zhong Road, Zhabei District, Shanghai, China.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements of the Company is prepared and presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Uses of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. Significant accounting estimates reflected in the financial statements include: (i) the allowance for doubtful debts; (ii) accrual of estimated liabilities; (iii) useful life of property and equipment; (iv) assumption used in assessing impairment of long-term assets; and (v) fair value determinations for loan receivable and loan from individuals.

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

F-7

The carrying amounts reported in the balance sheets for cash, due from related parties, other assets, accrued expenses, other payables, and due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2014.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

Cash and cash equivalents consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use the Company maintains accounts at banks and has not experienced any losses from such concentrations.

Loan receivable, net

Loan receivable primarily represent loan amount due from borrowers. Loans receivable are recorded at unpaid principal balances and allowance that reflects the Company’s best estimate of the amounts that will not be collected (See Note 4).

Allowance for loan losses

The allowance for loan losses is increased by charges to income and decreased by charge offs (net of recoveries). Recoveries represent subsequent collection of amounts previously charged-off. The increase in allowance for loan losses is the netting effect of “reversal” and “provision” for both business and personal loans. If the ending balance of the allowance for loan losses after any charge offs (net of recoveries) is less than the beginning balance, it will be recorded as a “reversal”; if it is larger, it will be recorded as a “provision” in the allowance for loan loss. The netting amount of the “reversal” and the “provision” is presented in the statements of income and comprehensive income.

The Company recognizes a charge-off when management determines that full repayment of a loan is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. The Company will recognize a charge-off when the Company loses contact with the delinquent borrower for more than nine months or when the court rules against the Company to seize the collateral asset of the delinquent debt from either the guarantor or borrower. The Company has not recorded any charge-off to date.

The allowance for loan losses is maintained at a level believed to be reasonable by management to absorb probable losses inherent in the portfolio as of each balance sheet date. The allowance is based on factors such as the size and current risk characteristics of the portfolio, an assessment of individual loan and actual loss, delinquency, and/or risk rating record within the portfolio (Note 5). The Company evaluates its allowance for loan losses on a quarterly basis or more often as necessary.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis (after taking into account their respective estimated residual value) over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The estimated useful lives are as follows:

Furniture	5 years
Equipment	3-5 years

F-8

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the assets. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment as of December 31, 2014.

Loans from individuals

Loans from individuals primarily represent the principle of lending funds received from the individuals through the Company’s internet platform. The interest rates of such loans ranged from 11% to 17.5% per annum with a term lasting from 3 months to 12 months.

Interest payable

Interest payable represents the amount of interest that should be paid as of the balance sheet date, but which has not yet been paid in cash.

Deferred revenue

Deferred revenue represents the deferred service fee and interest of loans paid by the borrowers.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, service has been performed, the price is fixed or determinable and collection is reasonably assured, on the following:

(1) Servicing fee incomeB orrowers typically pay us a servicing fee on each payment received. The service fees compensate us for the costs we incur in servicing the related loan, including managing funding from investors, payments to investors and maintaining borrower’ account portfolios. We record servicing fees paid by borrower as a component of operating revenue when received.

(2) Interest income on loans Interest on loan receivables is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge prepayment penalty from customers.

Income taxes

The Company is governed by the Income Tax Law of PRC. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income.

The Company adopts a more likely than not threshold and a two-step approach for the tax position measurement and financial statement recognition. Under the two-step approach, the first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation process, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. As of December 31, 2014, the Company did not have any uncertain tax position.

In the normal course of business, the Company may be subject to challenges from taxing authorities regarding the amounts of taxes due. These challenges may alter the timing or amount of taxable income or deductions. Management determines whether the benefits of its tax positions are more-likely-than-not of being sustained upon audit based on the technical merits of the tax position. The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated.

Under the Provisional Regulations of PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 25% of their taxable income.

F-9

Foreign currency translation and transactions

The Company’s financial statements are presented in the U.S. dollar (US$), which is the Company’s reporting currency. The Company use Renminbi Yuan (“RMB”) as their functional currency. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the statements of income. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange ruling at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the statements of income.

In accordance with ASC 830, Foreign Currency Matters, the Company translated the assets and liabilities into US $ using the rate of exchange prevailing at the applicable balance sheet date and the statements of income and cash flows are translated at an average rate during the reporting period.  Adjustments resulting from the translation are recorded in investors’ equity as part of accumulated other comprehensive income.

December 31, 2014
Balance sheet items, except for the equity accounts	6.1460
Items in the statements of income and comprehensive loss and statement of cash flow	6.1515

Comprehensive loss

Comprehensive loss includes net loss and foreign currency adjustments. Comprehensive loss is reported in the statements of operations and comprehensive loss.

Accumulated other comprehensive loss, as presented on the balance sheets are the cumulative foreign currency translation adjustments.

Recent accounting pronouncements

In May of 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP and IFRS. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the five steps: 1) identify the contract(s) with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations in the contract; 5) recognize revenue when (or as) the entity satisfies a performance obligation. The amendments are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. This amendment shall be applied retrospectively either to each prior reporting periods or with the cumulative effect of initially applying this amendments recognized at the date of initial application. There is no impact on the consolidated financial statements for current reporting periods since early adoption is not permitted. The Group is in process of evaluating the cumulative effect on the consolidated financial statements of adopting this guidance so as to transit to the new revenue recognition guidance in the year of 2016.

In August 2014, the FASB issued Presentation of Financial Statements – Going Concern. This standard requires management to evaluate for each annual and interim reporting period whether it is probable that the reporting entity will not be able to meet its obligations as they become due within one year after the date that the financial statements are issued. If the entity is in such a position, the standard provides for certain disclosures depending on whether or not the entity will be able to successfully mitigate its going concern status. This guidance is effective for annual periods ending after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016. Early application is permitted. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on the current information.

F-10

NOTE 3 – RISKS

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. To minimize credit risk, the Company requires collateral in the form of rights to cash, securities or property and equipment.

The Company identifies credit risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

In measuring the credit risk of lending loans to corporate borrowers, the Company mainly reflects the “probability of default” by the borrower on its contractual obligations and considers the current financial position of the borrowers and the exposures to the borrowers and its likely future development. The Company uses standard approval procedures to manage credit risk for their loans.

Concentrations of credit risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents, loan receivable from borrowers and the related accrued interest receivable. As of December 31, 2014, the Company has one significant borrower, which accounted for 90.3% of total loan receivable balance. The aforementioned borrower paid service fee and interest regularly according to the contract during the reporting period, and the Company believed that the default risk from this borrower is low in the foreseeable future.

Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the owners to obtain short-term funding to meet the liquidity shortage.

Foreign currency risk

A majority of the Company’s operating activities and a significant portion of the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

NOTE 4 – LOAN RECEIVABLE, NET

The interest rates on loan issued at 24% for the year ended December 31, 2014.

As of December 31, 2014, the total loan receivable balance was $6,703,547 and 90.3% of the loan receivable is issued to one third party small business borrower.

F-11

Loan receivable consisted of the following as of December 31, 2014:

December 31, 2014

Loan receivable	$6,703,547

Allowance for impairment losses
Collectively assessed	67,035
Individually assessed	302,636
Total allowance for loan losses	369,671

Loan receivable, net	$6,333,876

The Company originates loans to borrowers located primarily in Yanbian City, Jilin Province. This geographic concentration of credit exposes the Company to a higher degree of risk associated with this economic region.

All loans are short-term loans that the Company has made to business borrowers. As of December 31, 2014, the Company had 2 business loan borrowers. Most loans are secured by collateral. Allowance on loan losses are estimated on quarterly basis in accordance with probable based on an assessment of specific evidence indicating doubtful collection, historical experience, loan balance aging and prevailing economic conditions.

For the years ended December 31, 2014, a provision of $369,671 was charged to the statement of income. No write-offs against allowances have occurred for these years.

The following table represents the aging of loans as of December 31, 2014:

	1-89 days past due	90-179 days past due	180-365 days past due	Over 1 year past due	Total past due	Current	Total Loans
Business loans	$—	$—	$—	$—	$—	$6,703,547	$6,703,547

NOTE 5 – ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance is calculated at portfolio-level since our loans portfolio is typically of smaller balance homogenous loans and is collectively evaluated for impairment.

The allowance consists of the combination of a quantitative assessment component based on statistical models, a retrospective evaluation of actual loss information to loss forecasts, value of collaterals and could include a qualitative component based on management judgment.

F-12

Finally, as appropriate, the Company also considers individual borrower circumstances and the condition and fair value of the loan collateral, if any.

In addition, the Company also calculates the provision amount as below:

General reserve	1% on total loan amounts at the end of year
Specific reserve	5% on specific loan amounts at the end of year

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

The following tables present the activity in the allowance for loan losses and related recorded investment in loans receivable by classes of the loans individually and collectively evaluated for impairment as of and for the year ended December 31, 2014:

December 31, 2014

Loan at end of period	$6,703,547
Provisions	369,671
Ending balance	$6,333,876

NOTE 6 – LOAN IMPAIRMENT

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for corporate and personal loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. Currently, estimated fair values of substantially all of the Company’s impaired loans are measured based on the estimated fair value of the loan’s collateral which approximates to the carrying value due to the short term nature of the loans.

Loans with modified terms are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary below market rate reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.

Even though the Company allows a one-time loan extension with a period up to the original loan period, which is usually twelve months. The principal of the loan remains the same and the interest rate is fixed at the current interest rate at the time of extension. Therefore, there were no troubled debt restructurings during the year ended December 31, 2014.

F-13

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2014:

December 31, 2014
Furniture	$1,367
Equipment	17,335
18,701
Less: accumulated depreciation	(592)
Property and equipment, net	$18,109

For the period ended December 31, 2014, depreciation expenses amounted to $592.

NOTE 8 – LOANS FROM INDIVIDUALS

The individuals can invest in loans that are offered through the Company’s marketplace and network. All the loans have maturities from two months to one year and with corresponding interest rates varying from 11% to 17.5%.

Loan from individuals consisted of the following as of December 31, 2014:

December 31, 2014
Loan from individuals	$5,724,048

NOTE 9 – PAID-IN CAPITAL

Under the Law of PRC and started from March 1, 2014, no paid-in capital is required when a company incorporated. As of December 31, 2014, the registered capital of the Company is $ 9.925 million (RMB 61 million), which is acquired by the following company and individuals:

December 31, 2014

America Arki Network Service Beijing Company Limited	5.044
Li Hanzhen	1.611
He Yongming	1.513
Tian Lifang	0.732
Lu Lulu	0.732
Gao Chuanzhong	0.293
Total	$9.925

NOTE 10 – TAXATION

Shanghai Zhonghui Financial Information Service Company Limited was incorporated in the People’s Republic of China. The Company generated taxable income in the People’s Republic of China for the period from May 26, 2014 (date of inception) to December 31, 2014 and subject to PRC income tax at 25%.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. For the year ended December 31, 2014, the Company had no unrecognized tax benefits.

F-14

The Company does not anticipate any significant increase to its liability for unrecognized tax benefit within the next 12 months. The Company will classify interest and penalties related to income tax matters, if any, in income tax expense.

December 31, 2014
Income tax expense is comprised of:
Current income tax	$7,064
Deferred income tax	(140,364)
Total provision for income taxes	$(133,300)

The enterprise income tax payable as follows:

December 31, 2014

Income tax	$6,945

NOTE 11 – EMPLOYEE RETIREMENT BENEFIT

As stipulated by the regulations of the PRC government, the Company is required to make contributions to provident funds as the benefit for Chinese employees at the various rates of the monthly salaries of the current full-time employees. The accrued amount was directly accounted into expenses. The total amount of employee benefit occurred for the period ended December 31, 2014 was $4,895.

NOTE 12 – RELATED PARTY TRANSACTIONS AND BALANCE

Shanghai Huirong Asset Management Co., Ltd (“Huirong”) is owned by the same director and shareholder of the Company. Huirong charged the Company a service fee of 5% on the total loan to the borrowers to provide administrative and office service for the Company. The outstanding balance at December 31, 2014 is $116,030. The amount due from a related party is due on demand and free of interest.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

As of December 31, 2014, the Company did not have commitment and contingency liabilities.

NOTE 14 – SUBSEQUENT EVENTS

In October 2014, the Company and Consumer Capital Group, Inc (“CCG”), a Delaware company which is traded on the Over-the-Counter Bulletin Board (the “OTCBB”) in the United States, entered into a Share Exchange Agreement (the “Agreement”), pursuant to which the Company agreed to transfer 51% of the capital stock to CCG (the “Acquisition”). Pursuant to the term of the Agreement, CCG agreed to issue 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to certain individuals affiliated with the Company (the “Affiliates”), valued at $1.00 per share for a total of $5,000,000 or approximately 31,000,000 RMB, to exchange 51% of the capital stock of the Company. As incentive for the closing of the Acquisition, CCG also agreed to issue to the Affiliates 5,000,000 additional shares of the Common Stock, and three-year warrants purchasing up to 5,800,000 shares of Common Stock at an exercise price of $2.00 per share, respectively.

On December 8, 2014, America Arki Network Service Beijing Company Limited, a wholly owned subsidiary of CCG obtained 51% of the Company’s equity.

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On September 24, 2015, the Company and its shareholders received CCG newly issued 5,000,000 shares, respectively.

As of this report date, the issuance of the warrants has not been completed.

Except the above mentioned, there were no events or transactions other than those disclosed in this report, if any, that would require recognition or disclosure in the financial statements for the period ended December 31, 2014.

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